Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
Certification of Chief Executive Officer
and Principal Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Offshore Investment Partnership for the period ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

By:	/s/ G. Steven Farris G. Steven Farris
Title:	Chairman of the Board
and Chief Executive Officer (principal executive officer)
of Apache Corporation, Managing Partner

Date:	February 27, 2009
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the annual report on Form 10-K of Apache Offshore Investment Partnership for the period ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

By:	/s/ Roger B. Plank Roger B. Plank
Title:	President (principal financial officer)
of Apache Corporation, Managing Partner

Date:	February 27, 2009